Exhibit 99.1

RMS Medical Products Announces Record Revenue and Profitability for 2018; Outlines Plan for Continued Strong Growth

•	Reported record 2018 revenue of $17.4 million, up 12.4% compared to 2017

•	Improved 2018 Profitability; improved Gross Margin, record Net Income and Adjusted EBITDA

•	Significant progress made in strengthening management team and Board in 2018

•	Strategic Plan adopted with goals of $50 million net revenues, 70%+ Gross Margins and 20%+ annual organic revenue growth through 2022

•	Conference call February 13th at 9:00 AM ET

CHESTER, NY / February 12, 2019 / Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) (RMS Medical) today announced the latest financial results for the three and twelve months ending December 31, 2018 and outlined its plans for continued strong growth.

“2018 was a critical year for RMS,” said Don Pettigrew, President and Chief Executive Officer of RMS Medical.  “We refreshed our management team, strengthened our Board, entered into a new therapeutic indication and are preparing for future growth with the adoption of our Strategic Plan.  Our record results in the past year are evidence of the strength of this organization, and the value of the FREEDOM Syringe Infusion System, and we are looking to expand on this strength as we drive towards our vision of becoming the preferred drug delivery partner for specific infusion therapies in select markets.”  Don continued, “We have laid a solid foundation and developed a game plan to achieve our goals by the end of 2022 of $50 million net revenues, 70%+ Gross Margins and 20%+ annual organic revenue growth for each year.  While we may not always progress in a straight line, the team is focused on achieving these goals and I am confident we can get there.”

Don Pettigrew continued, “While 2018 was a record year financially, the organization underwent a lot of changes.  As a result, our numbers, especially in Q4 2018 include some charges related to our management reorganization that we do not expect to incur in the future.  We have broken out these charges in our financial results in an effort to show how the business would have performed on a normalized basis and they are described in the Operating Expenses, Non-GAAP Adjusted EBITDA and Non-GAAP Normalized Net Income sections below.”  Don concluded, “We look forward to the future of RMS Medical and executing on our plan to achieve its potential.”

Net Sales

For the twelve months ended December 31, 2018, net sales grew 12.4% to $17.4 million compared to $15.4 million for the twelve months ended December 31, 2017. Growth in net sales in 2018 was driven by increased penetration of the PIDD market for SubQ Ig, some early adoption of the CIDP market and clinical trials, which are a growing revenue source.

For the three months ended December 31, 2018, net sales totaled $4.3 million, up 3.5% from $4.1 million during the three months ended December 31, 2017.  While Q4 2018 net sales were above those achieved in our strongest quarter of 2017, fourth quarter sales were sequentially lower versus Q3 2018, mostly due to the timing of orders received in December but shipped in January 2019.

Gross Profit

For 2018, gross profit was $10.8 million, 62.3% of net sales, up 16.6% compared to $9.3 million, or 60.0% of net sales during 2017. The expansion of gross profit was the result of increased net sales during the period in addition to improved operating efficiencies which resulted in the improvement in gross margin.

During the fourth quarter of 2018, gross profit expanded 9.0% to $2.7 million, or 63.5% of net sales, compared to $2.5 million, or 60.4% of net sales, during the fourth quarter of 2017.  Last year we had increased levels of scrap during quality inspections.  In January 2018, we implemented a nondestructive testing protocol to reduce scrap which helped drive the improvement in margins both for the quarter and the year.

Operating Expenses

Total operating expenses for the twelve months ended December 31, 2018 were $9.6 million, 55.6% of net sales, compared to $8.1 million, 52.6% of net sales, during the twelve months ended December 31, 2017.  The increase came primarily in Q4 2018, as described below.

Total operating expenses for the three months ended December 31, 2018 were $3.1 million compared to $2.1 million during the three months ended December 31, 2017.  In the fourth quarter of 2018, RMS went through significant organizational changes and incurred expenditures related to the termination and replacement of C-suite executives and senior management, legal expenses related to activities under the purview of the special committee formed by the Board as previously disclosed, the recruitment of new directors replacing exiting directors and investment banking and legal fees for the recent Common Stock Purchase Agreement the Company executed on December 17, 2018.  In aggregate these expenses were $0.6 million for the fourth quarter and $1.0 million for the twelve months ended December 31, 2018.  Further driving expenses for the quarter and year were increased costs related to our continued litigation with a competitor, as well as stock compensation expense mostly related to new hires, in aggregate $0.4 million for the fourth quarter and $0.4 million for the year.

Net Income

2018 net income was $0.9 million, 5.2% of net sales, compared to $0.8 million, or 5.3% of net sales for 2017. For the fourth quarter of 2018, net loss was $355,000 compared to net income of $278,000 during the fourth quarter of 2017 due to the increase in operating expenses and the timing of orders as described above, partially offset by the favorable change in tax legislation.

Non-GAAP Adjusted EBITDA

Adjusted EBITDA excludes from net income: tax (benefit)/expense, depreciation and amortization, interest income, operating expenses associated with the Company’s organizational changes and stock compensation expense. For the year ended December 31, 2018, adjusted EBITDA was $2.7 million, 15.8% of net sales, up 73.9%, compared to $1.6 million, or 10.2% of net sales, during 2017. Adjusted EBITDA was approximately $448,000 for the three months ended December 31, 2018 compared to $469,000 during the same period of 2017.

Non-GAAP Normalized Net Income

Normalized net income excludes from net income: operating expenses and tax expense adjustment associated with the Company’s organizational changes.  For the year ended December 31, 2018, normalized net income was $1.7 million compared with $0.8 million, up 107.2%.  Normalized net income was $0.1 million for the three months ended December 31, 2018 and $0.3 million for the three months ended December 31, 2017.

Non-GAAP Measures

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results.  A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Presentation of Financials

As a result of our fiscal year end change, our Form 10-K for the period ending December 31, 2018 is required to provide a presentation of the twelve months ending December 31, 2018 versus the ten months ending December 31, 2017.  For comparison purposes, where we believe it will promote a better understanding of our performance, this press release presents the twelve months ending December 31, 2018 and 2017.  References to 2017 without further specifications are to the twelve months ending December 31, 2017.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “plan,” “goal,” “seek,” “vision, “confident,” “future,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our ability to achieve our goals set forth in our Strategic Plan and otherwise, and our expectation that charges excluded from non-GAAP measures presented in this press release will not recur.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: introduction of competitive products; availability of insurance reimbursement; changes in U.S. Food and Drug Administration regulations; changes to health care policies; success of our research and development efforts; our ability to raise capital if or when needed; acceptance of and demand for new and existing products; expanded market acceptance of the FREEDOM Syringe Infusion System; our ability to obtain required governmental approvals; success in enforcing and obtaining patents; continued performance by principal suppliers; continued customer preference to work through distributors; continued service of key personnel and attracting and maintaining new personnel; the costs, duration and ultimate outcome of litigation; and general economic and business conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Conference Call

An accompanying conference call will be led by Don Pettigrew, President and Chief Executive Officer and Karen Fisher, Chief Financial Officer. The call will be held at 9:00AM ET, on Wednesday February 13th, 2019. Please refer to the information below for conference call dial-in information and webcast registration.

Conference Call Date: Wednesday, February 13, 2019 9:00 AM ET

Conference Call Dial-In: 877.269.7756

International Dial-In: 201.689.7817

Conference Call Name: RMS Medical Products (OTCQX: REPR) 2018 Results Call

Webcast Registration: Click Here

Following the live call, a replay will be available for six months on the RMS website, http://www.rmsmedpro.com/, under “Investor Relations.”

About RMS Medical Products

The Company develops, manufactures and commercializes medical products used for home infusions. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in professional healthcare settings as well as at home. For more information about RMS Medical, please visit www.rmsmedicalproducts.com.

Contact

CG Capital

Rich Cockrell

877.889.1972

investorrelations@cg.capital

www.cg.capital

SELECTED FINANCIAL RESULTS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017

NET SALES	$4,271,001	$4,125,480	$17,353,737	$15,442,712
Cost of goods sold	1,557,489	1,635,284	6,543,249	6,174,605
Gross Profit	2,713,512	2,490,196	10,810,488	9,268,107

OPERATING EXPENSES
Selling, general and administrative	2,989,053	2,057,616	9,095,565	7,731,972
Research and development	80,389	3,023	241,124	88,621
Depreciation and amortization	80,362	77,383	309,263	306,562
Total Operating Expenses	3,149,804	2,138,022	9,645,952	8,127,155

Net Operating (Loss)/Profit	(436,292)	352,174	1,164,536	1,140,952

Non-Operating Income/(Expense)
(Loss)/gain on disposal of fixed asset	(1,069)	—	4,930	—
(Loss)/income on foreign currency exchange	(4,363)	3,487	(20,620)	65,651
Interest income	15,015	1,316	28,104	3,743

(LOSS)/INCOME BEFORE TAXES	(426,709)	356,977	1,176,950	1,210,346

Income Tax (Benefit)/Expense	(71,576)	78,607	266,380	390,799

NET (LOSS)/INCOME	$(355,133)	$278,370	$910,570	$819,547

NET (LOSS)/INCOME PER SHARE

Basic	$(0.01)	$0.01	$0.02	$0.02
Diluted	$(0.01)	$0.01	$0.02	$0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	38,202,539	37,994,298	38,128,260	37,873,755
Diluted	39,028,511	38,649,178	38,921,622	38,393,836

SELECTED FINANCIAL RESULTS

	For the Twelve Months Ended December 31, 2018	For the Ten Months Ended December 31, 2017

NET SALES	$17,353,737	$13,313,894
Cost of goods sold	6,543,249	5,174,946
Gross Profit	10,810,488	8,138,948

OPERATING EXPENSES
Selling, general and administrative	9,095,565	6,594,570
Research and development	241,124	50,587
Depreciation and amortization	309,263	257,257
Total Operating Expenses	9,645,952	6,902,414

Net Operating Profit	1,164,536	1,236,534

Non-Operating Income/(Expense)
Gain on sales of fixed assets, net	4,930	—
(Loss)/Gain on foreign currency exchange	(20,620)	68,566
Interest income	28,104	2,420

INCOME BEFORE TAXES	1,176,950	1,307,520

Income Tax Expense	266,380	402,563

NET INCOME	$910,570	$904,957

NET INCOME PER SHARE

Basic	$0.02	$0.02
Diluted	$0.02	$0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	38,128,260	37,897,632
Diluted	38,921,622	38,445,482

REPRO MED SYSTEMS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,738,803	$3,974,536
Certificates of deposit	1,517,927	263,269
Accounts receivable less allowance for doubtful accounts of $37,500 and $77,067 for December 31, 2018, and December 31, 2017, respectively	1,425,854	1,861,949
Inventory	2,103,879	1,658,681
Prepaid expenses	246,591	170,739
TOTAL CURRENT ASSETS	9,033,054	7,929,174
Property and equipment, net	858,781	836,283
Patents, net of accumulated amortization of $239,581 and $203,768 at December 31, 2018 and December 31, 2017, respectively	632,156	483,821
Deferred tax asset	1,466	—
Other assets	19,582	31,582
TOTAL ASSETS	$10,545,039	$9,280,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred capital gain - current	$3,763	$22,481
Accounts payable	453,498	454,398
Accrued expenses	688,649	658,060
Accrued payroll and related taxes	421,714	334,903
Accrued tax liability	16,608	115,854
TOTAL CURRENT LIABILITIES	1,584,232	1,585,696
Deferred capital gain – long term	—	3,762
Deferred tax liability	—	21,675
TOTAL LIABILITIES	1,584,232	1,611,133

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 40,932,911 and 40,731,529 shares issued; 38,195,680 and 37,994,298 shares outstanding at December 31, 2018, and December 31, 2017, respectively	409,329	407,315
Additional paid-in capital	4,595,214	4,216,718
Retained earnings	4,300,468	3,389,898
	9,305,011	8,013,931
Less: Treasury stock, 2,737,231 shares at December 31, 2018 and December 31, 2017, respectively, at cost	(344,204)	(344,204)
TOTAL STOCKHOLDERS’ EQUITY	8,960,807	7,669,727
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,545,039	$9,280,860

REPRO MED SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	For the
	Twelve Months Ended December 31,	Ten Months Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$910,570	$904,957
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation expense	366,081	108,083
Depreciation and amortization	309,263	257,257
Gain on sale of fixed asset	(4,930)	—
Deferred capital gain – building lease	(22,480)	(18,734)
Deferred taxes	(23,141)	(60,747)
Provision for returns and doubtful accounts	(39,567)	58,941
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	475,662	(418,860)
Increase in inventory	(445,198)	(304,978)
(Increase)/Decrease in prepaid expense	(75,852)	5,217
Decrease/(Increase) in other assets	12,000	(93)
Decrease in accounts payable	(900)	(318,030)
Increase in accrued payroll and related taxes	86,811	157,885
Increase in accrued expense	30,589	240,703
(Decrease)/Increase in accrued tax liability	(99,246)	288,311
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,479,662	899,912

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(297,018)	(137,817)
Payments for patents	(184,148)	(80,509)
Purchase of certificate of deposit	(1,500,000)	(955)
Proceeds from certificates of deposit	245,342	—
Proceeds on sale of fixed assets	6,000	—
NET CASH USED IN INVESTING ACTIVITIES	(1,729,824)	(219,281)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuances	51,250	—
Payment for cancelled shares	(36,821)	(19,360)
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,429	(19,360)

Net (Decrease)/Increase in CASH AND CASH EQUIVALENTS	(235,733)	661,271
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,974,536	3,313,265
CASH AND CASH EQUIVALENTS, END OF YEAR	$3,738,803	$3,974,536

Supplemental Information
Cash paid during the years for:
Interest	$—	$—
Taxes	$378,000	$175,000
NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of common stock as compensation	$118,041	$112,500

	Three Months Ending		Twelve Months Ending
Reconciliation of GAAP Net (Loss)/Income	December 31,		December 31,
to Non-GAAP Adjusted EBITDA:	2018	2017	2018	2017

GAAP Net Income	$(355,133)	$278,370	$910,570	$819,547
Tax (Benefit)/Expense	(71,576)	78,607	266,380	390,799
Depreciation/Amortization	80,362	77,383	309,263	306,562
Interest Income	(15,015)	(1,316)	(28,104)	(3,743)
Reorganization Charges	612,779	—	996,447	—
Stock Compensation Expense	196,448	35,926	293,040	66,947
Non-GAAP Adjusted EBITDA	$447,865	$468,970	$2,747,596	$1,580,112

	Three Months Ending		Twelve Months Ending
Reconciliation of GAAP Net (Loss)/Income	December 31,		December 31,
to Non-GAAP Normalized Net Income:	2018	2017	2018	2017

GAAP Net (Loss)/Income	$(355,133)	$278,370	$910,570	$819,547
Reorganization Charges	612,779	—	996,447	—
Tax (Expense) adjustment	(128,684)	—	(209,254)	—
Non-GAAP Normalized Net Income	$128,962	$278,370	$1,697,763	$819,547